UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 6, 2012

GREAT WALL BUILDERS LTD.

(Exact name of registrant as specified in its charter)

TEXAS

(State or other jurisdiction of incorporation)

333-153182

(Commission File No.)

Via Kennedy 16/a Cap 40069, Bologna, Italy

(Address of principal executive offices and Zip Code)

43-1-230603635

(Registrant’s telephone number, including area code)

117 South US Highway, Vero Beach, FL 32962

(Former name or former address, if changed since last reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2012, the Board of Directors appointed Fabio Gobbo as a member of the Board of Directors.  Mr. Gobbo does not have a family relationship with any of the officers or directors of the Company.  There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K. Following is a brief description of Mr. Gobbo’s prior business experience:

Mr. Gobbo is the owner and manager of DECO Development & Cooperation  KEG (Vienna), a company focused on the environmental sector. Prior to this, he was also manager of Energia System Technik GmbH, a company specializing in the energy-saving sector that offers a variety of technologies for the optimization of power consumption.   He also has extensive experience in international trade and finance in the European Union as well as with Eastern Bloc countries.  Mr. Gobbo has studied physics and economics at the University of Trieste.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 7th day of September, 2012.

GREAT WALL BUILDERS LTD.

BY:	/s/ Daniele Brazzi
Daniele Brazzi
President